Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-236254 and No. 333-234754 on
Forms S-3 and Registration Statement 333-233225 on Form S-8 of our report dated March 8, 2021, relating to the consolidated financial statements of Babcock & Wilcox Enterprises, Inc. appearing in this Annual Report on Form
10-K for the year ended December 31, 2020

/S/ DELOITTE & TOUCHE LLP

Cleveland, Ohio
March 8, 2021